CHASE MANHATTAN GRANTOR TRUST 1996-A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                       MONTHLY CERTIFICATEHOLDER'S REPORT
                       ----------------------------------

Due Period 8 Beginning Date                      09/01/1996
Due Period 8 End Date                            09/30/1996
Determination Date                               10/10/1996
Remittance Date                                  10/15/1996


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 29.0508991310

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 3.3555116728

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 951,328.71
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.6452907092

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,381,370.37
      B. From Current Period                                     $ 3,221,271.54
      C. Change in Amount Between Periods (Lines B - A)           $ -160,098.83

VI.   Pool Factor Information

      A. Certificate Principal Balance                       $ 1,098,765,759.01
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.745297948437

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 57,079,722.35
      B. Available Cash Collateral Amount Percentage            5.000000000350%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 57,079,722.35
      B. For the Next Collection Period                         $ 54,938,287.95